UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 18, 2006 (August 17, 2006)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)

[ ]	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01    Entry into a Material Definitive Agreement

On August 17, 2006, Aircastle Limited (the ‘‘Company’’) issued a press release , attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that one of its subsidiaries agreed to acquire six Boeing B737-700 aircraft (each an ‘‘Aircraft’’) currently leased to Sterling Airlines A/S (the ‘‘Lessee’’) in Denmark from affiliates of A.P. Moeller – Maersk Group (each a ‘‘Seller’’ and together, the ‘‘Sellers’’) for a total purchase price of approximately $165 million.

Each of the Aircraft will be purchased pursuant to an Aircraft Sale and Purchase Agreement, in the form attached hereto and incorporated herein by reference as Exhibit 10.1 (each an ‘‘Aircraft Purchase Agreement’’ and together the ‘‘Aircraft Purchase Agreements’’), dated on or about August 17, 2006, between Wells Fargo Bank Northwest, N.A., as owner trustee (the ‘‘Owner Trustee’’, and for purposes of the Aircraft Purchase Agreement, a ‘‘Buyer’’), in trust for Aircastle Investment Holdings 2 Limited (the ‘‘Owner Participant’’), a wholly owned indirect subsidiary of the Company, and the applicable Seller. Aircastle Holding Corporation Limited, a wholly owned subsidiary of the Company, has guaranteed the obligations of the Owner Participant under each Aircraft Purchase Agreement. Prior to the execution of the Aircraft Purchase Agreements, there were no material relationships between the Company and the Sellers.

Each Aircraft Purchase Agreement provides that the relevant Aircraft is to be sold and delivered to the applicable Buyer (for each Aircraft, its ‘‘Delivery’’) on an ‘‘as-is, where-is’’ basis, and is subject to a pre-delivery inspection by that Buyer (the ‘‘Inspection’’). Either party may terminate its obligations under the relevant Aircraft Purchase Agreement if the related Aircraft suffers a total loss or any damage beyond a certain threshold after Inspection but prior to Delivery or if the Delivery fails to occur prior to August 31, 2006. Buyer and Seller have rights of indemnification against each other for losses suffered by the other party relating to the Aircraft, subject to customary limitations.

Delivery of four of the Aircraft occurred on August 17, 2006 and Delivery of the remaining two Aircraft is anticipated, subject to customary closing conditions, on or before August 31, 2006.

Novation Agreements

As a condition to the purchase of the Aircraft pursuant to each Aircraft Purchase Agreement, each Buyer and the respective Seller must enter into an Aircraft Lease Novation and Amendment Agreement, in the form attached hereto and incorporated herein by reference as Exhibit 10.2 (each a ‘‘Novation Agreement’’) with the Lessee. Each Novation Agreement provides that the applicable Buyer will assume and succeed to, and the applicable Seller will be released from and will not longer be entitled to, the obligations and benefits of the ‘‘lessor’’ under the related Lease (as defined below), which obligations and benefits arise from and after the Delivery of the relevant Aircraft. Obligations assumed by each Buyer, and from which the relevant Seller is released, include claims raised by the Lessee on or after Delivery in relation to maintenance contributions to be made pursuant to the relevant Lease.

The Novation Agreements contain customary representations and warranties and are subject to customary closing conditions. Each Novation Agreement will terminate automatically if the Aircraft Purchase Agreement related thereto is terminated for any reason.

The Novation Agreement for each of the four Aircraft Delivered on August 17, 2006 has become effective.

Lease Agreements

Upon Delivery of each Aircraft, the related Novation Agreement will become effective, and the applicable Buyer will assume the obligations and be entitled to the benefits of the ‘‘lessor’’ under the Lease Agreements in the form attached hereto and incorporated herein by reference as Exhibit 10.3 (each, a ‘‘Lease, and, together, the ‘‘Leases’’) between the Lessee and the applicable Seller (as

‘‘Lessor’’), relating to that Aircraft. Each Lease provides for a 72-month term from September 2005. Rentals are paid monthly in advance, and maintenance reserves are paid monthly in arrears under each Lease. The Buyer will be obliged to reimburse the Lessee under each Lease, out of maintenance reserve collections and in certain cases for additional sums, for agreed categories of maintenance. The Buyer will also agree to reimburse the Lessee for certain airworthiness directive compliance costs for each Aircraft during the lease term.

Under each Lease, the Lessee makes a number of customary covenants, including that it will ensure that maintenance is performed on the relevant Aircraft and that the relevant Aircraft is insured for casualty loss, and that it provides liability insurance for the benefit of the Buyer and certain related parties. The Lessee also has agreed to indemnify these parties for liabilities arising out of or associated with the Aircraft and for certain tax liabilities, in each case subject to customary exclusions.

The Lessee has the option to terminate up to two Leases per year out of nine lease agreements to which it is a party (which includes the six Leases, together with three other lease agreements in respect of 737-500 aircraft unrelated to this transaction or to the Company). Such early termination options may be exercised upon the giving of not less than 12 months’ notice, provided that no notice can be given for a redelivery prior to October 21, 2007. It is therefore possible that up to two of the Leases may be terminated on this basis in each twelve-month period, commencing October 21, 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits

10.1	Aircraft Sale and Purchase Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28010*†
10.2	Aircraft Lease Novation and Amendment Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28010*†
10.3	Lease Agreement, dated as of September 12, 2005, between Maersk Aircraft A/S and Sterling Airlines A/S in respect of Aircraft msn 28010*†
99.1	Press Release dated August 17, 2006

*	In accordance with Instruction 2 to Item 601(a) of Regulation S-K, the Company is filing only one copy of each of the transaction documents referenced in Item 1.01 above. The documents omitted, and any material differences between such documents and those filed, are described in Schedule 1 attached hereto.

†	Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)
/s/ David Walton
David Walton Chief Operating Officer, General Counsel and Secretary

Date: August 18, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Aircraft Sale and Purchase Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28010*†
10.2	Aircraft Lease Novation and Amendment Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28010*†
10.3	Lease Agreement, dated as of September 12, 2005, between Maersk Aircraft A/S and Sterling Airlines A/S in respect of Aircraft msn 28010* †
99.1	Press Release dated August 17, 2006

*	In accordance with Instruction 2 to Item 601(a) of Regulation S-K, the Company is filing only one copy of each of the transaction documents referenced in Item 1.01 above. The documents omitted, and any material differences between such documents and those filed, are described in Schedule 1 attached hereto.

†	Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Schedule 1

The following documents have been omitted from this Current Report on Form 8-K, in accordance with Instruction 2 to Item 601(a) of Regulation S-K, as they are substantially identical in all material respects to the documents filed.

1.    Aircraft Sale and Purchase Agreement, to be dated on or about August 21, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28008.

2.    Aircraft Sale and Purchase Agreement, to be dated on or about August 23, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28009.

3.    Aircraft Sale and Purchase Agreement, dated August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28013.

4. Aircraft Sale and Purchase Agreement, dated August 17, 2006, between A/S Maersk Aviation Holding and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28014.

5.    Aircraft Sale and Purchase Agreement, dated August 17, 2006, between A/S Maersk Aviation Holding and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28015.

6.    Aircraft Lease Novation and Amendment Agreement, to be dated on or about August 21, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28008.

7.    Aircraft Lease Novation and Amendment Agreement, to be dated on or about August 23, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28009.

8.    Aircraft Lease Novation and Amendment Agreement, dated August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28013.

9.    Aircraft Lease Novation and Amendment Agreement, dated August 17, 2006, between A/S Maersk Aviation Holding and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28014.

10.    Aircraft Lease Novation and Amendment Agreement, dated August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28015.

11.    Lease Agreement, dated September 12, 2005, between Maersk Aircraft A/S and Sterling Airlines A/S in respect of msn 28008.

12.    Lease Agreement, dated September 12, 2005, between Maersk Aircraft A/S and Sterling Airlines A/S in respect of msn 28009.

13.    Lease Agreement, dated September 12, 2005, between Maersk Aircraft A/S and Sterling Airlines A/S in respect of msn 28013.

14.    Lease Agreement, dated as of September 12, 2005, between A/S Maersk Aviation Holding and Sterling Airlines A/S in respect of msn 28014.

15.    Lease Agreement, dated as of September 12, 2005, between A/S Maersk Aviation Holding and Sterling Airlines A/S in respect of msn 28015.